Exhibit 10.1
First Amendment and Limited Waiver to
Amended and Restated Credit Agreement

This First Amendment and Limited Waiver to Amended and Restated Credit Agreement (this “Amendment”), dated as of April 29, 2019 (the “Effective Date”), is among Kingfisher Midstream, LLC, a Delaware limited liability company (the “Borrower”), each of the Lenders that is a signatory hereto, and Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and in its separate capacity as “LC Issuer”.
Recitals
A.    The Borrower and the Lender Parties are parties to that certain Amended and Restated Credit Agreement, dated as of May 30, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lender Parties have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.
B.     The Borrower has advised the Administrative Agent that certain Defaults or Events of Default under the Loan Documents have arisen from the Borrower’s violation of (i) Section 6.2(b) of the Credit Agreement with respect to the required delivery of quarterly financials for the Fiscal Quarter ending December 31, 2018 within sixty days after the end of such quarter (the “6.2(b) Event of Default”); (ii) Section 6.17(b) of the Credit Agreement, which required notice to the Administrative Agent within 30 days of the acquisition by Oklahoma Produced Water Solutions, LLC, a Restricted Person (the “Buyer”), of certain property interests in Kingfisher County, Oklahoma pursuant to that certain Purchase and Sale Agreement, dated as of November 9, 2018 (the “PSA”), by and between Oklahoma Energy Acquisitions, LP, as seller, and Oklahoma Produced Water Solutions, LLC, as buyer (the “6.17(b) Event of Default”); (iii) Section 6.17(c) of the Credit Agreement, which required delivery of copies of the recorded instruments of transfer related to the PSA within 30 days of the end of the Fiscal Quarter during which such instruments were made available to it or any Restricted Person (the “6.17(c) Event of Default”); (iv) Section 6.4(b) of the Credit Agreement, which required notice of the other Specified Events of Default (as defined below) (the “6.4(b) Event of Default”); (v) Section 6.1 of the Credit Agreement, which required performance of all other covenants in the Loan Documents, by virtue of the other Specified Events of Default (the “Section 6.1 Event of Default”); or (vi) any representation or warranty made or deemed made as to the absence of any Defaults or Events of Default in respect of the foregoing (including, but not limited to, Section 5.1 of the Credit Agreement) (the “Rep Accuracy Default”, together with the 6.2(b) Event of Default, the 6.17(b) Event of Default, the 6.17(c) Event of Default, the 6.4(b) Event of Default and the 6.1 Event of Default, collectively the “Specified Events of Default”).
D.    The parties hereto desire to enter into this Amendment to provide the limited waiver set forth herein and to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term (including in the introductory paragraph and recitals of this Amendment) that is defined in the Credit Agreement and is not otherwise defined in this Amendment shall have the meaning ascribed such term in the Credit Agreement.

Section 2.Limited Waiver. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Lender Parties hereby waive the Specified Events of Default, including to the extent such Specified Events of Default separately constitute Defaults or Events of Default under any other Loan Document. The limited waiver granted in this Section 2 is a one-time waiver and limited solely to the Specified Events of Default, including to the extent such Specified Events of Default separately constitute Defaults or Events of Default under any other Loan Document, and nothing contained in this Section 2 shall be deemed a consent to, or waiver of, any other action or inaction of the Borrower, any Guarantor or any Restricted Subsidiary that constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Loan Document. No Lender Party shall be obligated to grant any future waivers, consents or amendments with respect to any other provision of the Credit Agreement or any other Loan Document and such limited waiver shall not constitute a course of dealing among the parties.

Section 3.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended effective as of the Effective Date in the manner provided in this Section 3.

3.1    New Definitions. Section 1.1 of the Credit Agreement is hereby amended to add thereto in alphabetical order each of the following definitions, which shall read in full as follows:

“Division” means, with respect to any Person, that any such Person (a) divides into two or more separate Persons (whether or not the original Person survives such division) or (b) creates, or reorganizes into, one or more series, in each case as contemplated under the laws of any applicable jurisdiction.
“Excess Cash” means, at any time, the aggregate cash or cash equivalents of the Borrower and its Restricted Subsidiaries (other than Excluded Cash) in excess of $15,000,000 (which amount may be amended from time to time with the written consent of the Borrower and the Required Lenders).
“Excluded Account” means a deposit account of the Borrower or any Restricted Subsidiary that is (a) specifically and exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of the Borrower’s or any Restricted Subsidiary’s salaried employees or (b) expressly excluded from the Collateral pursuant to the Security Agreement.
“Excluded Cash” means (a) any cash or cash equivalents of the Borrower or any Restricted Subsidiary in an Excluded Account, (b) any cash or cash equivalents constituting Cash Collateral held by the Administrative Agent pursuant to this Agreement or any other Loan Document and (c) checks issued, wires initiated or automated clearing house transfers initiated, in each case (i) solely to the extent issued or initiated to satisfy bona fide expenditures of any Restricted Person and (ii) on account of transactions not prohibited under this Agreement and in the Ordinary Course of Business.

“First Amendment Effective Date” means April 29, 2019.
“FY 2018 Compliance Delivery Date” has the meaning given to it in Section 6.2(a).
“Ordinary Course of Business” means consistent with normal and prudent business practices not prohibited by this Agreement; provided that, the amount of any payment to fund retainers, advances, or prepayments for services, in each case, made to lawyers, accountants, bankers or management consultants (collectively, “Specified Professionals”), exceeding the amount already, or reasonably expected to be, earned by and payable to such Specified Professionals within the next subsequent 45 days from any date of determination is hereby deemed not to be in the “Ordinary Course of Business”.
“Q1 2019 Compliance Delivery Date” has the meaning given to it in Section 6.2(b).
“Security Agreement” means that certain Amended and Restated Security Agreement, dated as of May 30, 2018, by each Restricted Person from time to time party thereto in favor of the Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
3.2    Amended and Restated Definition. Section 1.1 of the Credit Agreement is hereby amended to amend and restate the definition of “Availability”, which shall read in full as follows:

“Availability” means:
(a)    with respect to any time of determination during the period commencing on the Closing Date and ending on the Q2 2018 Compliance Delivery Date, the lesser of (i) the Aggregate Commitment, and (ii) $200,000,000;
(b)     with respect to any time of determination during the period commencing on the First Amendment Effective Date and ending on the later to occur of the FY 2018 Compliance Delivery Date and the Q1 2019 Compliance Delivery Date, the least of (i) $225,000,000, (ii) the Aggregate Commitment and (iii) the maximum amount that, together with the aggregate amount of all then-outstanding Consolidated Funded Indebtedness that does not constitute Facility Usage at such time, would result in Borrower being in pro forma compliance with all Applicable Leverage Covenants at such time, calculated using Consolidated Adjusted EBITDA for the most recently ended Rolling Period for which the financial statements and Compliance Certificate were delivered pursuant to Section 6.2(b); and

(c)    with respect to any other time of determination, the lesser of (i) the Aggregate Commitment and (ii) the maximum amount that, together with the aggregate amount of all then-outstanding Consolidated Funded Indebtedness that does not constitute Facility Usage at such time, would result in Borrower being in pro forma compliance with all Applicable Leverage Covenants at such time, calculated using Consolidated Adjusted EBITDA for the most recently ended Rolling Period for which the financial statements and Compliance Certificate were delivered pursuant to Section 6.2(b).
3.3    Divisions. Article I of the Credit Agreement is hereby amended by adding new Section 1.8 immediately following Section 1.7 therein, which new Section 1.8 shall read in its entirety as follows:

Section 1.8.    Divisions.    For all purposes under the Loan Documents, in connection with any Division or plan of Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity at such time. Notwithstanding anything to the contrary in this Agreement, (x) any resulting division or series of any Person that, prior to a Division, is a Restricted Subsidiary, Guarantor, Restricted Person or any other like term shall remain a Restricted Subsidiary, Guarantor, Restricted Person or other like term, respectively, after giving effect to such Division, to the extent required under this Agreement, and any resulting divisions or series of such Persons shall remain subject to the same restrictions and corresponding exceptions applicable to the pre-Division predecessor of such divisions or series, (y) in no event shall Borrower or, prior to a Borrower Equity Pledge Release in respect of any Borrower Equity Pledge, the relevant Borrower Equity Pledgor, be permitted to effectuate a Division, and (z) if any Restricted Subsidiary shall consummate a Division permitted under this Agreement in accordance with the foregoing, such Restricted Subsidiary shall be required to (effective simultaneously with the effectiveness of such Division) comply with the applicable requirements of this Agreement and the Security Documents, including actions described in Section 7.3 of the Security Agreement.
3.4    Commitment for Additional Eurodollar Borrowings. Section 2.1 of the Credit Agreement is hereby amended by replacing “no more than four (4) Borrowings of Eurodollar Loans” therein with “no more than six (6) Borrowings of Eurodollar Loans”.
3.5    Existence of Additional Eurodollar Borrowings. Section 2.3 of the Credit Agreement is hereby amended by replacing “no more than four (4) Borrowings of Eurodollar Loans” therein with “no more than six (6) Borrowings of Eurodollar Loans”.
3.6    Mandatory Prepayment with Excess Cash. Section 2.7 of the Credit Agreement is hereby amended by adding new subsection (e) immediately following subsection (d) therein, which new subsection (e) shall read in its entirety as follows:

(e)    If, at the close of business on the last Business Day of each week, the Borrower and the Restricted Subsidiaries have any Excess Cash, the Borrower shall prepay Borrowings on the next succeeding Business Day, which prepayment shall be in an amount equal to the amount of such Excess Cash on such last Business Day of the applicable week.
3.7    New Condition to Borrowing. Section 4.2(d) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(d)(i) At the time of and immediately after giving effect to any Borrowing of Loans (and any application of the proceeds thereof in the Ordinary Course of Business on the date of the requested Borrowing), the Facility Usage will not be in an amount in excess of the Availability, (ii) the Borrower and the Restricted Subsidiaries shall not have any Excess Cash immediately prior to or after giving effect to such Borrowing, in each case determined after giving effect to any intended use of proceeds in the Ordinary Course of Business (as certified by the Borrower, to the extent applicable, in the related Borrowing Notice) on or before the date that is one Business Day after the date the Borrower receives the funds from such Borrowing, nor may such Borrowing, after giving effect to any such intended use of proceeds in the Ordinary Course of Business (as certified by the Borrower, to the extent applicable, in the related Borrowing Notice), be in an amount that would trigger a mandatory prepayment under Section 2.7(e), and (iii) such Loans shall be funded into and maintained until used in accordance with this Agreement in (A) an account of the Borrower over which the Administrative Agent has “control” (within the meaning of Section 9.104 of the UCC) or (B) an Excluded Account to the extent permitted in accordance with the definition thereof.

3.8    Financials. Section 6.2 of the Credit Agreement is hereby amended by amending and restating subsections (a) and (b) contained therein to read in their respective entireties as follows:

(a) As soon as available, and in any event within one hundred-twenty (120) days after the end of each Fiscal Year, complete Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by an independent certified public accounting firm of recognized standing selected by Borrower and acceptable to Administrative Agent, stating that such Consolidated financial statements have been so prepared; provided that, solely with respect to the Fiscal Year ending December 31, 2018, such financial statements will only cover the period commencing on February 9, 2018 and ending on December 31, 2018 and such financial statements shall be provided no later than one hundred sixty five (165) days after the end of such Fiscal Year (the date on which such financial statements and a Compliance Certificate are delivered in accordance with this Section 6.2(a), the “FY 2018 Compliance Delivery Date”). These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners’ equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

(b) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter (except for the Fiscal Quarter ended March 31, 2019, which shall be delivered within 105 days of the end of such Fiscal Quarter (the date on which such financial statements and a Compliance Certificate are delivered in accordance with this Section 6.2(b), the “Q1 2019 Compliance Delivery Date”)), Borrower’s Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Borrower’s earnings and cash flows for such Fiscal Quarter and for the period beginning on the first day of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsections (a) and (b) of this Section, furnish a Compliance Certificate signed by a Responsible Officer of Borrower stating that such financial statements present fairly the financial condition and the results of operations of Borrower and its Restricted Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes), stating that he/she has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Section 7.14 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.
3.9    Notice of Modifications to Material Contracts. Section 6.2 of the Credit Agreement is hereby amended by adding new subsection (l) immediately following subsection (k) therein, which new subsection (l) shall read in its entirety as follows:

(l) Borrower shall promptly, and in no event later than the fifth Business Day, after a Responsible Officer of the Borrower becomes aware thereof, give notice to the Administrative Agent of any amendment, restatement, consent, waiver, other modification and/or termination (other than scheduled terminations pursuant to the terms thereof) in respect of any Material Contract that decreases projected Consolidated revenue (when viewed over the next succeeding twelve-month period) of the Borrower and its Restricted Subsidiaries from such Material Contract by more than 17.5% as a result of changes to rates, acreage dedications or committed volumes from such Material Contract, together with copies of the documentation relating to such event.
3.10    Amendments to Limitation on Mergers. Section 7.4 of the Credit Agreement is hereby amended to (i) insert the phrase “excluding any Division,” immediately following the phrase “(each of the foregoing transactions,” appearing therein and (ii) insert the phrase “divide, enter into any plan of Division, or be subjected to any Division,” immediately prior to the phrase “or liquidate or dissolve” appearing therein.

3.11    Amendments to Permitted Distributions. Section 7.6 of the Credit Agreement is hereby amended by amending and restating subsections (e), (f), and (i) contained therein to read in their respective entireties as follows:

(e)    from and after the later to occur of the FY 2018 Compliance Delivery Date and the Q1 2019 Compliance Delivery Date, cash Distributions for any purpose, so long as, both before and after giving pro forma effect to such Distribution, (i) no Default or Event of Default has occurred or is continuing on the date of such Distribution, (ii) the ratio of Consolidated Funded Indebtedness upon making such Distribution to Consolidated Adjusted EBITDA for the Rolling Period ending with the end of the most recently ended Fiscal Quarter does not exceed 3.50 to 1.00, and (iii) Unused Availability on such date is equal to or greater than the greater of (x) $30,000,000 and (y) 10% of the Commitments; provided that not more than five Business Days nor less than one Business

Day prior to such Distribution, the Borrower shall deliver a certificate signed by a Responsible Officer certifying and reflecting computations satisfactory to Administrative Agent that the conditions set forth in the foregoing clauses (i), (ii) and (iii) have been satisfied;
(f)    from and after the later of (i) the date of delivery of the financial statements and Compliance Certificate required by Section 6.2(b) for the Fiscal Quarter ending June 30, 2018 and (ii) the effective date of any Qualifying IPO, a Distribution of Available Cash once each Fiscal Quarter so long as, giving pro forma effect to any Indebtedness incurred at or prior to the time of such Distribution, the Borrower is in compliance with the financial covenants described in Section 7.14 on a pro forma basis; provided that not more than five Business Days nor less than one Business Day prior to such Distribution, the Borrower shall deliver a certificate signed by a Responsible Officer certifying and reflecting computations satisfactory to Administrative Agent showing compliance on a pro forma basis with the requirements of Section 7.14;
(i)    so long as (i) such payments are made within ten (10) Business Days following the consummation of a Qualifying IPO, (ii) no Default is continuing at the time of such payments, and (iii) the Borrower is in pro forma compliance with all applicable covenants set forth in Section 7.14 at the time of such payments, the Borrower may make cash Distributions in accordance with the related Qualifying IPO Registration Statement; provided that not more than five Business Days nor less than one Business Day prior to such Distribution, the Borrower shall deliver a certificate signed by a Responsible Officer certifying and reflecting computations satisfactory to Administrative Agent showing compliance on a pro forma basis with the requirements of Section 7.14; and
3.12    Material Contracts. Section 8.1 of the Credit Agreement is hereby amended by deleting the “and” appearing at the end of clause (k) thereof, replacing the “.” appearing at the end of clause (l) thereof with a “; and” and adding new subsection (m) immediately following subsection (l) therein, which new subsection (m) shall read in its entirety as follows:

(m) Any one or more amendments, restatements, consents, waivers, other modifications and/or terminations (other than scheduled terminations pursuant to the terms thereof) occur with respect to one or more Material Contracts involving an Affiliate of a Restricted Person (other than any such Affiliate that is itself a Restricted Person under the Loan Documents) as counterparty to the Borrower and/or its Restricted Subsidiaries during any six (6) month period that, in the aggregate, as a result of changes to rates, acreage dedications or committed volumes, decrease projected Consolidated revenue (when viewed over the next succeeding twelve-month period and considering new enforceable revenue producing contracts) of the Borrower and its Restricted Subsidiaries by more than 15% of the trailing four Fiscal Quarters’ Consolidated revenue of the Borrower and its Restricted Subsidiaries as reported in the financial statements most recently delivered in accordance with Section 6.2(b) as of the date of determination.
3.13    Amended and Restated Form of Borrowing Notice. Exhibit B to the Credit Agreement is hereby amended and restated in its entirety as Exhibit B attached hereto.

Section 4.    Conditions Precedent. The effectiveness of this Amendment is subject to the following:

4.1    The Administrative Agent shall have received counterparts of this Amendment which are duly executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, each of which shall be originals, facsimiles or other electronic image scan transmission (e.g., “pdf” or “tif”) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower or the Lenders, as applicable, and each in form and substance reasonably satisfactory to the Administrative Agent.

4.2    After giving effect to the limited waiver in Section 2 hereof, (1) all representations and warranties made by any Restricted Person in any Loan Document shall be true and correct in all material respects (except where qualified by materiality, in which case, true and correct in all respects) as of the Effective Date as if such representations and warranties had been made as of such date, except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (except where qualified by materiality, in which case, true and correct in all respects) as of such specific date and except that for purposes of this Section 4.2, the representations and warranties contained in subsection (a) of Section 5.6 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.2 of the Credit Agreement and (2) after giving effect to the limited waiver in Section 2, no Default or Event of Default shall exist or have occurred and be continuing on and as of the Effective Date.

4.3    The Administrative Agent shall have received a perfection certificate signed by a Responsible Officer of the Borrower and in form and substance satisfactory to the Administrative Agent.

4.4 The Borrower shall have paid a consent fee payable to each of the undersigned consenting Lenders executing this Amendment on or prior to the date hereof (the “Consenting Lenders”) in an amount equal to 5 basis points (0.05%) of such Consenting Lender’s Applicable Percentage of the aggregate Commitments as of the date hereof.

Section 5.    Miscellaneous.

5.1    Confirmation and Effect. The provisions of the Credit Agreement and each Security Document shall remain in full force and effect in accordance with its terms following the effectiveness of this Amendment, and, except as set forth in Section 2, this Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

5.2    Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4, this Amendment shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

5.3    Loan Document. This Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

5.4    Governing Law; Submission to Process. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 10.7(b), (c) and (d) of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

5.5    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), AND (B) ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL PROCEEDING ANY “SPECIAL DAMAGES”, AS DEFINED BELOW. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS THAT ANY PARTY HERETO AS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

5.6    Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent in accordance with Section 10.4 of the Credit Agreement for all of its reasonable, documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
5.7    Severability. If any term or provision of this Amendment shall be determined to be illegal or unenforceable all other terms and provisions of this Amendment shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

5.8    Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement.

5.9    Release. The Borrower and each other Restricted Person on their own behalf and on behalf of their predecessors, successors, heirs, legal representatives and assigns (collectively, the “Releasing Parties”), hereby acknowledge and stipulate that as of the Effective Date, none of the Releasing Parties has any known claims or known causes of action of any kind whatsoever against Administrative Agent, any other Secured Party (IN EACH CASE, IN THEIR CAPACITIES AS SUCH) or any of their officers, directors, employees, agents, attorneys, affiliates or representatives, or against any of their successors or PERMITTED assigns, IN EACH CASE, ACTING IN RELATION TO THE LOAN DOCUMENTS or in respect of Cash Management services or hedging contracts to the extent the related Cash Management Obligations or Lender Hedging Obligations constitute Secured Obligations (each of the foregoing, collectively, the “Released Parties”). Each of the Releasing Parties hereby forever releases, remises, discharges and holds harmless the Released Parties, from any and all known claims, causes of action, demands, and liabilities of any kind whatsoever, whether direct or indirect, fixed or contingent, liquidated or nonliquidated, disputed or undisputed, which any of the Releasing Parties has or may acquire in the future relating in any way to any event, circumstance, action, or failure to act IN RESPECT OF THE LOAN DOCUMENTS or in respect of Cash Management services or hedging contracts to the extent the related Cash Management Obligations or Lender Hedging Obligations constitute Secured Obligations PRIOR TO THE DATE HEREOF through the date of this Amendment.

5.10    Covenant Not to Sue. The Borrower and each other Restricted Person, on their own behalf and on behalf of the Releasing Parties, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by THE Borrower or such other Restricted Person pursuant to Section 5.9 hereof. If the Borrower or any other Restricted Person or any of their successors, PERMITTED assigns or other legal representatives violates the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Released Party as a result of such violation TO THE EXTENT REQUIRED BY SECTION 10.4(A) OF THE CREDIT AGREEMENT.

5.11    Reservation of Rights. Except with respect to the limited waiver in Section 2 hereof, no failure or delay on the part of Administrative Agent or any Lender to exercise any right or remedy under the Credit Agreement, any other Loan Document or applicable law shall operate as a consent to or waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and are expressly reserved.

5.12    Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby ratified and confirmed. The Borrower and each other Restricted Person hereby extends the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agrees that the limited waiver in Section 2 hereof and the amendments and modifications herein contained shall in no manner affect or impair the Secured Obligations or the Liens securing payment and performance thereof.

5.13    No Implied Waivers. No failure or delay on the part of the Administrative Agent or the Lenders in exercising, and no course of dealing with respect to, any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege, all of which are cumulative and are expressly reserved. Except for the limited waiver in Section 2 hereof, nothing contained in this Amendment shall be deemed a consent to or waiver of, or a commitment or obligation on the part of the Administrative Agent or the Lenders to any future consent to or waiver of, any other action or inaction on the part of the Borrower or any other Restricted Person that constitutes (or would constitute) a violation of or departure from any covenant, condition or other obligation of the Borrower or any other Restricted Person under the Credit Agreement and the other Loan Documents. Any such waivers or consents must be specifically agreed to in writing in accordance with Section 10.1 of the Credit Agreement.

5.14    Arms-Length/Good Faith; Review and Construction of Documents. This Amendment has been negotiated at arms-length and in good faith by the parties hereto. The Borrower (a) has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Amendment with its legal counsel, (b) has reviewed this Amendment and fully understands the effects thereof and all terms and provisions contained in this Amendment, and (c) has executed this Amendment of its own free will and volition. Furthermore, the Borrower acknowledges that (i) this Amendment shall be construed as if jointly drafted by the Borrower and the Lenders, and (ii) the recitals contained in this Amendment shall be construed to be part of the operative terms and provisions of this Amendment. Without limiting the foregoing, Sections 1.2, 1.3 and 1.7 of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

5.15    Post-Closing Covenant. Within five (5) Business Days after the Effective Date (or such later time as is approved by the Administrative Agent in its sole discretion), duly executed counterparts of the deeds of trust and/or mortgages in respect of (i) real property interests of Oklahoma Produced Water Solutions, LLC, a Restricted Person, (A) acquired pursuant to that certain Purchase and Sale Agreement, dated as of November 9, 2018, by and between Oklahoma Energy Acquisitions, LP, as seller, and Oklahoma Produced Water Solutions, LLC, as buyer, and (B) acquired pursuant to that certain Water Gathering and Disposal

Agreement among Oklahoma Energy Acquisitions, LP and Oklahoma Produced Water Solutions, LLC, dated October 1, 2018; and (ii) real property interests in Blaine, Canadian, Garfield, Kingfisher, Logan and Major Counties, Oklahoma acquired pursuant to (A) that certain Amended and Restated Crude Oil Gathering Agreement among Oklahoma Energy Acquisitions, LP and the Borrower, dated February 3, 2017, and (B) that certain Second Amended and Restated Gas Gathering and Processing Agreement among Oklahoma Energy Acquisitions, LP and the Borrower, dated June 29, 2018; in each case sufficient for recording purposes, in form and substance satisfactory to the Administrative Agent. Any failure to comply with this Section 5.15 shall constitute an immediate Event of Default.

[Signature Pages Follow.]

The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
BORROWER: KINGFISHER MIDSTREAM, LLC

By:	/s/ John C. Regan
Name:	John C. Regan
Title:	Chief Financial Officer

Each of the undersigned (i) consents and agrees to this Amendment, and (ii) agrees that the Loan Documents to which it is a party (including, without limitation, the Security Agreement, the Pledge Agreement and the Guarantee, as applicable) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.
KINGFISHER STACK OIL PIPELINE, LLC

By:	/s/ John C. Regan
Name:	John C. Regan
Title:	Chief Financial Officer
SRII OPCO, LP

By: SRII Opco GP, LLC, its general partner

By:	/s/ John C. Regan
Name:	John C. Regan
Title:	Chief Financial Officer

OKLAHOMA PRODUCED WATER SOLUTIONS, LLC

By:	/s/ John C. Regan
Name:	John C. Regan
Title:	Chief Financial Officer

WELLS FARGO BANK, N.A.,
as Administrative Agent, L/C Issuer and a Lender

By:	/s/ Brandon Kast
Name:	Brandon Kast
Title:	Director

ABN AMRO CAPITAL USA LLC,
a Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ Anna C. Ferreira
Name:	Anna C. Ferreira
Title:	Vice President

BARCLAYS BANK PLC,
a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

CAPITAL ONE, NATIONAL ASSOCIATION,
a Lender

By:	/s/ Matthew Brice
Name:	Matthew Brice
Title:	Vice President

CITIBANK, N.A.,
a Lender

By:	/s/ William McNeely
Name:	William McNeely
Title:	Senior Vice President

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
a Lender

By:	/s/ Michael Borowiecki
Name:	Michael Borowiecki
Title:	Authorized Signatory

EXHIBIT B
BORROWING NOTICE
Reference is made to that certain Amended and Restated Credit Agreement dated as of May 30, 2018 (as amended or supplemented, the “Agreement”), by and among Kingfisher Midstream, LLC (the “Borrower”), Wells Fargo Bank, N.A., as Administrative Agent, and certain financial institutions (“Lenders”). Terms that are defined in the Agreement are used herein with the meanings given them in the Agreement. The Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.1 of the Agreement as follows:

Aggregate amount of Borrowing:	$
Type of Loans in Borrowing:
Date on which Loans are to be advanced:
Length of Interest Period for Eurodollar Loans:	__________ months
If combined with existing Loans see attached Continuation/Conversion Notice.
To induce Lenders to make such Loans, the Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent and each Lender that:
(a)    The officer of the Borrower signing this instrument is the duly elected, qualified and acting officer of the Borrower as indicated below such officer’s signature hereto having all necessary authority to act for the Borrower in making the request herein contained.
(b)    All representations and warranties made by any Restricted Person in any Loan Document are true and correct in all material respects (except where qualified by materiality, in which case, true and correct in all respects) on and as of the date of the requested Borrowing as if such representations and warranties had been made as of the date of such Borrowing, except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (except where qualified by materiality, in which case, true and correct in all respects) as of such specific date and except that for purposes of this Borrowing Notice, the representations and warranties contained in subsection (a) of Section 5.6 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.2.
(c)    No Default exists as of the date of the requested Borrowing (or would result after giving effect thereto).
(d)    Except to the extent waived in writing as provided in Section 10.1(a) of the Agreement, the Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by the Borrower on or prior to the date hereof, and each of the conditions precedent to Loans contained in the Agreement remains satisfied.

(e)    (i) At the time of and immediately after giving effect to the Borrowing of the Loans (and any application of the proceeds thereof in the Ordinary Course of Business on the date of such Borrowing) requested hereby, the Facility Usage will not be in an amount in excess of the Availability, (ii) the Borrower and the Restricted Subsidiaries shall not have any Excess Cash immediately prior to or after giving effect to such Borrowing, in each case determined after giving effect to any intended use of proceeds in the Ordinary Course of Business (as set forth on Annex A to this Borrowing Notice) on or before the date that is one Business Day after the date the Borrower receives the funds from such Borrowing, nor shall such Borrowing, after giving effect to any such intended use of proceeds in the Ordinary Course of Business set forth on Annex A to this Borrowing Notice, be in an amount that would trigger a mandatory prepayment under Section 2.7(e), and (iii) such Loans shall be funded into and maintained until used in accordance with the Agreement in (A) an account of the Borrower over which the Administrative Agent has “control” (within the meaning of Section 9.104 of the UCC) or (B) an Excluded Account to the extent permitted in accordance with the definition thereof.
(f)    The making of such Loan as requested hereby is not prohibited by any Law.

(g)    The officer of the Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of the Borrower are true, correct and complete.
IN WITNESS WHEREOF, this instrument is executed as of _____________, 20____.

KINGFISHER MIDSTREAM, LLC
By:
Name:
Title: